UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01.         Entry into a Material Definitive Agreement

On December 5, 2024, Hooker Furnishings Corporation (the “Company”) and its wholly owned subsidiaries, Bradington-Young, LLC, Sam Moore Furniture LLC and Home Meridian Group, LLC (together with the Company, the “Borrowers”), entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Bank of America, N.A. (“BofA”), as lender. The Amended and Restated Loan Agreement amends, restates and replaces the Second Amended and Restated Loan Agreement, dated as of September 29, 2017, between the Borrowers and BofA, as amended (the “Existing Loan Agreement”). The $21,733,333 in principal amount of loans outstanding and $6,730,000 in face amount of letters of credit issued under the Existing Loan Agreement and used to collateralize certain insurance arrangements and for imported product purchases will remain outstanding as loans and letters of credit under the Amended and Restated Loan Agreement.

The Amended and Restated Loan Agreement provides for a revolving credit facility in a committed principal amount of up to $70,000,000 (the “Revolving Commitment”), including subline of $8,000,000 for letters of credit, and an option to increase the Revolving Commitment by up to $30,000,000 upon meeting certain conditions, including agreement by BofA to increase the Revolving Commitment by such amount. Proceeds of loans and letters of credit under the Amended and Restated Loan Agreement will be available (a) on entry into the Amended and Restated Loan Agreement to replace the outstanding loans and letters of credit outstanding under the Existing Loan Agreement and to pay fees and expenses related to entry into the Amended and Restated Loan Agreement and (b) from and after entry into the Amended and Restated Loan Agreement, for general working capital and other corporate purposes of the Borrower.

Availability of loans and letters of credit under the Revolving Commitment is capped by a borrowing base formula calculated as of any date as the sum for the Borrowers of (a) the value of their accounts receivable, (b) the value of their inventory, (c) the value of their in-transit inventory and (d) the life insurance cash surrender value of company-owned life insurance policies, in each case subject to eligibility requirements, advance rates, valuation metrics, reductions for write-offs and other dilutive items and reserves (the “Borrowing Base”). The lesser of the Revolving Commitment and the Borrowing Base, in each case net of the principal amount of outstanding loans and the face amount of letters of credit, constitutes “Availability” under the Amended and Restated Credit Agreement. As calculated immediately following entry into the Amended and Restated Loan Agreement, after giving effect to the incurrence of $28,870,207 of loans and letters of credit in respect of outstanding obligations under the Existing Loan Agreement and fees and expenses related to entry into the Amended and Restated Loan Agreement, the Borrowers have approximately $41,129,793 of Availability based on the current Borrowing Base.

Outstanding loans under the Amended and Restated Loan Agreement will bear interest at a rate per annum equal to the then-current Term SOFR Rate for a period of one month plus 0.10% plus a margin of 1.75%. The Term SOFR Rate will be adjusted on a monthly basis. Letters of credit are subject to a letter of credit fee equal to the actual daily amount of undrawn letters of credit multiplied by a per annum rate of 1.75% and a fronting fee equal to the actual daily amount of undrawn letters of credit multiplied by a per annum rate of 0.125%. We must also pay a monthly unused commitment fee that is based on the average daily unused amount of Revolving Commitment multiplied by a per annum rate of 0.25%. All accrued interest and fees are payable in cash monthly in arrears.

We may prepay any outstanding principal amounts borrowed under the Amended and Restated Loan Agreement at any time, without penalty provided that any payment is accompanied by all accrued interest owed. Subject to the Borrowers having sufficient borrowing base capacity and customary conditions precedent to borrowing, amounts repaid may be reborrowed. The Revolving Commitment will terminate, and all amounts outstanding thereunder will be due and payable, on December 5, 2029.

The obligations under the Amended and Restated Loan Agreement are secured by a first priority security interest in substantially all of the assets of the Borrowers, other than real estate, including all Company-owned life insurance policies, all accounts receivable, all inventory, all intellectual property, all equipment and all other personal property.

The Amended and Restated Loan Agreement includes customary representations and warranties and requires the Borrowers to comply with customary affirmative and negative covenants, including, among other things, a financial covenant requiring the maintenance of a ratio of (x) EBITDA net of capital expenditures (to the extent not paid using Borrowed Money) to (y) the sum of debt service and dividends paid, in each case as of the last day of each month for the trailing twelve-month period ending on such day, of at least 1.0 to 1.0, if an event of default has occurred and is continuing or Availability has fallen below 10% of the Revolving Commitment at any time (until such time as both Availability is 10% or greater and no event of default exists, for the 30 consecutive days prior to such month end).

The Amended and Restated Loan Agreement also limits the Borrowers’ right to incur other indebtedness, make certain investments and create liens upon our assets, subject to certain exceptions, among other restrictions. The Amended and Restated Loan Agreement does not restrict the Company’s ability to pay cash dividends on, or repurchase, shares of its common stock, subject to (a) no default existing prior to or resulting from such dividend or repurchase, (b) Availability is not less than 15% of the Revolving Commitment for each of the preceding 45 days prior to announcement of such dividend or repurchase and after giving pro forma effect to such dividend or repurchase and (c) if Availability is less than 20% of the Revolving Commitment on any day in such 45-day period, the Borrowers are in compliance with the financial covenant described above after giving effect to such dividend or repurchase.

The foregoing description of the Amended and Restated Loan Agreement is qualified in its entirety by the full text of the same, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Bank of America, National Association, and its affiliates have various relationships with the Company and its subsidiaries involving the provisions of financial services, including commercial banking and cash management, for which they have received customary fees.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

10.1*	Amended and Restated Loan and Security Agreement, dated as of December 5, 2024, among and Hooker Furnishings Corporation, Bradington-Young, LLC, Sam Moore Furniture LLC and Home Meridian Group, LLC, as Borrowers, each Guarantor (as defined therein) party thereto from time to time and Bank of America, N.A, as Lender. (Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to supplementally furnish an unredacted copy of this Exhibit to the SEC upon request.)
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*         Filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION By: /s/ Paul A. Huckfeldt Paul A. Huckfeldt Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: December 06, 2024